Exhibit 10.1

USMETALS, INC.

PROMISSORY NOTE

$2,635,292 July 18, 2013

FOR VALUE RECEIVED, USMetals, Inc., a Nevada corporation (the “Company”) promises to pay to USCorp, a Nevada corporation (the “Holder”), or its registered assigns, in lawful money of the United States of America the principal sum of Two Million Six Hundred Thirty-Five Thousand Two Hundred Ninety-Two Dollars ($2,635,292), or such amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to zero  percent (0.0%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days for the period that begins on the date this Note was first issued and ends on September 30, 2014 (the “Maturity Date”).  All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) the Maturity Date, or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by the Holder as set forth in Section 4 or made automatically due and payable in accordance with the terms hereof.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.           Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)           “Act” shall mean the Securities Act of 1933, as amended.

(b)           “Event of Default” has the meaning given in Section 5 hereof.

(c)           “Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered Holder of this Note.

(d)           “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the Note Purchase Agreement, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. (g) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

2.           Payment Upon Demand.  Following the Maturity Date, the outstanding principal amount of the Note and accrued interest hereon, will be due and payable upon written demand from the Holder. If no demand is made and the Note has not been converted, interest will continue to accrue at the prevailing rate.

3.           Prepayment. The Company may prepay this Note in whole or in part at any time; provided however, that (i) any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note and (ii) the holder of the Note has consented in writing to such prepayment.

4.           Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)           Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within ten (10) days of the Company’s receipt of the Holder’s written notice to the Company of such failure to pay; or

(b)           Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(c)           Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

5.           Rights of the Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default, referred to in Sections 4(b) and 4(c)) and at any time thereafter during the continuance of such Event of Default, the Holder may, with the consent of a Majority-in-Interest, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 4(b) and 4(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default the Holder may exercise any other right power or remedy granted to it by or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

6.           Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holders of a Majority-in-Interest.

7.           Assignment by the Company or Holder. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Holder without the prior written consent of the Company.

8.           Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

9.           Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state.

IN WITNESS WHEREOF, the Company has caused this Subordinated Convertible Promissory Note to be issued as of the date first written above.

COMPANY: USMETALS, INC.	Accepted and Agreed: HOLDER: USCORP
/s/ Spencer Eubank	/s/ Robert Dultz
Spencer Eubank, Secretary-Treasuer	Robert Dultz, President and CEO